UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 3, 2004 (November 12, 2004)

TRICO MARINE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28316 (Commission File Number)	72-1252405 (IRS Employer Identification No.)

250 North American Court, Houma, Louisiana (Address of principal executive offices)	70363 (Zip Code)

(985) 851-3833
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 3, 2004, Trico Marine Services, Inc. (the "Company") received notice from the NASDAQ Listing Qualifications Staff that the Company has not maintained the minimum market value of publicly held shares of $5 million required for continued listing on the NASDAQ National Market under Marketplace Rule 4450(a)(2). If the Company cannot demonstrate compliance with the minimum market value for publicly held shares requirement for 10 consecutive days before February 1, 2005, the NASDAQ Listing Qualifications Staff will provide written notice that the Company's common stock will be delisted.

Item 7.01	Regulation FD Disclosure.

On November 12, 2004, Trico Marine Services, Inc. issued a press release announcing receipt of a second notice from the NASDAQ Listing Qualifications Staff. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

	99.1	Press release issued by Trico Marine Services, Inc. dated November 12, 2004.*

* The press release attached hereto as Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.

By:	/s/ Trevor Turbidy
Trevor Turbidy Vice President and Chief Financial Officer

Dated:     November 12, 2004